Exhibit 99.1


                                  News Release


Contacts:      Jim Fanucchi                                Betty Wiggins
               Summit IR Group                             Optika Inc.
               (408) 404-5400                              (719) 260-4388

                       OPTIKA INC. ACHIEVES PROFITABILITY,
                REVENUE GROWTH AND POSITIVE CASH FLOW IN Q3 2003

          Integrated ERP Strategy Drives 30% License Revenue Increase;
               Expects Continued Growth, Profitability in Q4 2003

Colorado Springs, Colo.--Oct. 15, 2003--Optika(R)Inc. (NASDAQ: OPTK), a leading Enterprise Content Management (ECM) provider of imaging, workflow, collaboration and records management software, today reported financial results for its third quarter of fiscal year 2003, ended Sept. 30, 2003.

Revenue for the third quarter of fiscal 2003 was $5.4 million, up 15 percent from the $4.7 million reported in the second quarter of fiscal 2003, and up 15 percent from the $4.7 million reported in the third quarter of fiscal 2002.

Net income for the third quarter was $183,000, or basic net income of $0.02 per share. This compares with a net loss of $288,000, or a net loss of $0.03 per share in the second quarter of 2003, and net income of $45,000, or basic net income of $0.01 per share in the same period a year ago. The company generated approximately $500,000 of cash in the quarter.

"This strong third quarter performance is validation of our strategy to deliver world-class solutions to our customers that provide efficiency and control," said Mark K. Ruport, president, CEO and chairman of Optika. "We achieved significant customer wins in the ERP integration and records management marketplaces and made great strides in our strategic partnerships with outstanding companies such as PeopleSoft, EMC, and Nth Orbit."

In the third quarter, a number of major companies purchased Optika's Acorde(TM), including American Golf Corporation, Stock Building Supply, Nintendo of America, General Parts, Inc., Beringer Blass Wine Estates, and MWH Americas, Inc. Several current customers also expanded their existing Acorde systems, including Amalgamated Sugar Company LLC, Crown Media Holdings, McKesson Medical, SBC Communications, Milwaukee Electric Tool, and Priority Healthcare Corp.

The company also announced today that it has signed a worldwide reseller agreement with Group 1 Software, a Lanham, Md.-based provider of personalized document composition and delivery software solutions. Under the terms of the agreement, Group 1 will resell Optika products into its international base of more than 3,000 customers and will also represent Optika in new global customer opportunities.

Optika's continued focus on the ERP marketplace was evidenced in the third quarter by its acceptance into the PeopleSoft, Inc. Partner Connection Program, and subsequent certification of Acorde for PeopleSoft Financial Management Solutions. Optika also announced partnerships with three major J.D. Edwards implementation partners and the general availability of a new version of Acorde Payables(TM) for Oracle 11i Financials.

"We are very excited by the progress we've made since the acquisition of Select Technologies," said Mr. Ruport. "We signed records management contracts with a number of leading companies in the third quarter and have made great strides in product development. The DoD 5015.2 certification process of Acorde Records Management is well underway and our partnerships with EMC and Nth Orbit expand the depth of our compliance offerings and marketplace coverage."

OUTLOOK AND GUIDANCE
"Looking ahead, we expect to continue to increase our revenue and profit in the fourth quarter, as we generate approximately an additional $400,000 in cash from operations," said Mr. Ruport. "These expected results meet our original January, 2003 revenue guidance range of ten to fifteen percent revenue growth over 2002 and positive cash flow from operations for 2003."

Specifically, in the fourth quarter of fiscal 2003, ending Dec. 31, 2003, the company currently expects:

o       Revenue to be between $5.4 million and $5.8 million.
o       Earnings per share to be in the range $0.02 to $0.06 per share.
o Ending cash and short-term investment balances will increase to approximately $8.3 million.

CONFERENCE CALL
Optika management will hold a conference call to discuss these results tomorrow, Oct. 16, 2003 at 7:00 a.m. Mountain Time. Those wishing to join should dial (773) 756-4629 at approximately 6:45 a.m. Mountain Time. A live webcast of the conference call will also be available in the investor relations page of the company's website at www.optika.com. A replay of the call will be available until Oct. 24, 2003. To access the recording, please dial (402) 280-1626.

ABOUT OPTIKA
Headquartered in Colorado Springs, Colo., Optika Inc. (NASDAQ:OPTK) is a leading provider of imaging, workflow, collaboration and records management software. Optika's Acorde family of Enterprise Content Management (ECM) solutions allows companies to streamline their business processes, eliminate paper and increase operational efficiencies. The company's more than 2000 customers worldwide include The Home Depot, Merrill Lynch, Georgia-Pacific, Bayer Corporation, Turner Broadcasting Systems, Airborne Express, and SBC Communications. For more information about Optika and the Acorde product family, contact the company at
719.548.9800 or visit www.optika.com.

Except for historical information contained herein, the matters discussed in this news release may contain "forward-looking statements" that involve risks and uncertainties. Factors that could cause actual results to differ materially include, but are not limited to, adoption of the Acorde product family by Optika's customers, general economic conditions in the software industry, Optika's relationships with its partners, availability of competing products, and other risks detailed from time to time in the company's periodic filings with the Securities and Exchange Commission, including Optika's annual report on Form 10-K for the year ended December 31, 2002 and its quarterly reports on Form 10-Q. Optika undertakes no obligation to update or revise any forward-looking statements.


  (Condensed consolidated statements of operations and balance sheets follow)

OPTIKA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

                                  Quarter Ended             Nine Months Ended
                               Sept 30,      Sept 30,     Sept 30,      Sept 30,
                                 2003          2002         2003          2002
                               --------      --------     --------      --------
Revenues:
    Licenses                   $ 1,989       $ 1,635      $ 4,750       $ 3,948
    Maintenance and other        3,362         3,015        9,600         9,051
                               --------      --------     --------      --------
     Total revenues              5,351         4,650       14,350        12,999

Cost of revenues:
    Licenses                       195           214          547           432
    Maintenance and other          909           911        2,724         2,730
                               --------      --------     --------      --------
     Total cost of revenues      1,104         1,125        3,271         3,162
                               --------      --------     --------      --------
Gross profit                     4,247         3,525       11,079         9,837
Operating expenses:
    Sales and marketing          2,298         1,865        6,860         5,514
    Research and development     1,211         1,262        3,563         3,836
    General and administrative     555           384        1,369         1,150
                               --------      --------     --------      --------
     Total operating expenses    4,064         3,511       11,792        10,500
                               --------      --------     --------      --------
Income (loss) from operations      183            14         (713)         (663)
Other income                         -            31           50           108
                               --------      --------     --------      --------
Income (loss) before
  income taxes                     183            45         (663)         (555)
Income taxes                         -             -            -            (3)
                               --------      --------     --------      --------

Net income (loss)              $   183       $    45      $  (663)      $  (552)
                               ========      ========     ========      ========

Basic net income (loss) per
 common share                  $  0.02       $  0.01      $ (0.08)      $ (0.07)
Basic Weighted average number
 of common shares outstanding    8,917         8,314        8,601         8,280

Diluted net income (loss)
 per common share              $  0.02       $  0.00      $ (0.08)      $ (0.07)
Diluted weighted average number
 of common shares outstanding   10,845         9,263        8,601         8,280


CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)
                                                     Sept 30,       Dec 31,
Assets                                                 2003          2002
                                                  ------------  ------------
Current assets:
   Cash and cash equivalents                         $  2,703      $  2,458
   Restricted cash and cash equivalents                   100             -
   Short-term investments                               5,153         5,950
   Accounts receivable, net                             3,931         3,796
   Other current assets                                   602           557
                                                  ------------  ------------
          Total current assets                         12,489        12,761

Property and equipment, net                               713           895
Intangible assets, net                                    610             -
Goodwill                                                1,166             -
Other assets                                              175           233
                                                  ------------  ------------
                                                     $ 15,153      $ 13,889
                                                  ============  ============

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable and accrued expenses             $  2,081      $  1,755
   Deferred revenues                                    5,868         5,146
                                                  ------------  ------------
          Total current liabilities                     7,949         6,901

Total stockholders' equity                              7,204         6,988
                                                  ------------  ------------
                                                     $ 15,153      $ 13,889
                                                  ============  ============